Exhibit 99.1

For Immediate Release

For more information contact:	Shawn Severson
EnergyTech Investor
415-233-7094

or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies and CNHTC Provide Update on CFIUS

Application Status

•	Based upon the request of CFIUS, UQM and CNHTC have withdrawn their application for investment approval.
•	The parties expect to resubmit an application with CFIUS after further analysis is completed for modifications to the proposed business relationship of UQM and CNHTC.

LONGMONT, COLORADO, MARCH 5, 2018 - UQM TECHNOLOGIES, INC.  (NYSE American: UQM), announced today that it, along with China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”), have decided to withdraw their joint application to the Committee on Foreign Investment in the United States (“CFIUS”) for the approval of the second stage investment provided for in the Stock Purchase Agreement signed by both parties on August 25, 2017. Based upon the request of CFIUS, the application has been withdrawn to allow for more time for review and consultation. Upon completion of this re-evaluation, both parties currently expect to resubmit the application to CFIUS for approval.

“We look forward to working with our CNHTC partner and CFIUS to ensure all stakeholder interests are protected,” said Joe Mitchell, President and CEO of UQM. “We have met with top executives of CNHTC and mutually agreed that our collective business goals have not changed, and CNHTC is very committed to partnering with us to capitalize on the electric vehicle market in China. We have formed a very strong relationship with the CNHTC team, and with the first stage investment that is not in question, CNHTC remains UQM’s largest shareholder and our main partner in China. Furthermore, we are optimistic that together we can resubmit our application for approval. We are also exploring other alternatives to solidify our relationship with CNHTC. CNHTC’s subsidiary, Sinotruk, recently placed follow-on orders with UQM for a number of propulsion systems for both the PowerPhase® HD and PowerPhase Pro product lines that will be used for vehicle certification and preparation to produce in the joint venture. We are mutually pushing forward with our joint

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

plans and we look forward to working out the business arrangement that will satisfy all stakeholders and allow us to execute on our overall strategy.”

Mr. Mitchell continued, “We continue to see growth in the commercial EV market globally. We are involved with many new customers and applications, including E-axles, increased trials of our eDT system, and growth in the fuel cell compressor system market. We are excited about the opportunities in front of us and believe that UQM’s outlook for the future is bright.”

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com.

About China National Heavy Duty Truck Group Co., Ltd.

CNHTC is the parent company of Sinotruk (Hong Kong) Limited (“Sinotruk”), a leading heavy-duty commercial vehicle manufacturer in China and one of the largest commercial vehicles groups in the world. Its products are distributed in over 90 countries worldwide, including in South America, Africa, Southeast Asia, the Middle East, Ireland and Australia, among many others.

Since its founding in 1950, Sinotruk has had a long and successful history cooperating with international partners in developing new products and markets in China and elsewhere, including Steyr of Austria, MAN SE of Germany, and Cargotec of Finland. CNHTC has two subsidiaries listed on the Shenzhen Stock Exchange and the Hong Kong Stock Exchange, respectively.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, resubmitting an application with CFIUS and obtaining CFIUS approval. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our most recent Annual Report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, which are available through our website at www.uqm.com  or at www.sec.gov.

Source: UQM Technologies, Inc.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901